EXHIBIT 10.2

AMENDMENT TO AGREEMENT

     THIS AMENDMENT is made and entered into by and between Arizona Public Service Company (“APS”) and James M. Levine (“Employee”).

WITNESSETH:

     WHEREAS, APS and Employee entered into an Employment Agreement dated October 11, 2002 (“Agreement”); and

     WHEREAS, the parties desire to correct an error in the original Agreement by amending the Agreement to revise Employee’s allocation of additional shares of restricted stock.

     NOW, THEREFORE, effective as of October 11, 2002, the Agreement is amended as follows:

     1. Section 4(c) is deleted in its entirety and the following new Section 4(c) is inserted in lieu thereof:

(c) Additional Restricted Shares. In addition to (b) above, the Company agrees to annually, for the term of this Agreement, request the Human Resources Committee to grant Employee 2000 shares of restricted stock under the 1994 Long-Term Incentive Plan (the “1994 Plan”) without any vesting requirement, all in accordance with the terms of the 1994 Plan and as previously agreed upon by the parties.

     2. Except as otherwise set forth herein, the terms and conditions in the original Agreement remain in full force and effect.

ARIZONA PUBLIC SERVICE COMPANY

Date:	11-2-04	By:	/s/ Jack Davis

Jack Davis
President and Chief Executive Officer

Date:	11-4-04		/s/ James M. Levine

James M. Levine

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